Item 15(c) Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41244, 333-57082, and 333-100302) and Form S-8 (Nos. 33-55345, 33-58193, 333-24337, 333-26049, 333-26151, 333-41246, 333-61975, 333-61983, 333-91879, 333-95963, 333-60480, 333-82926, 333-87128, 333-106265, and 333-109405) of Corning Incorporated of our report dated February 26, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2007

177